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                                                                     EXHIBIT 3.2


                               AMENDMENT NO. 1 TO
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                    EOTT ENERGY OPERATING LIMITED PARTNERSHIP

         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EOTT ENERGY OPERATING LIMITED PARTNERSHIP (this "Amendment"), dated as of September 1, 1999, is entered into by EOTT Energy Corp., a Delaware corporation, as the General Partner, pursuant to authority granted to it in
Section 14.1(d) of the Amended and Restated Agreement of Limited Partnership of EOTT Energy Operating Limited Partnership dated as of March 24, 1994 (the "Partnership Agreement").

         WHEREAS, Section 14.1(d)(i) of the Partnership Agreement provides that the Limited Partner agrees that the General Partner (pursuant to its powers of attorney from the Limited Partner), without the approval of the Limited Partner, may amend any provision of the Partnership Agreement, and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect a change that, in the sole discretion of the General Partner, does not adversely affect the Limited Partner in any material respect; and

         WHEREAS, the General Partner has determined that the changes reflected in this Amendment will be beneficial to the Limited Partner;

         NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

         1. AMENDMENT RELATING TO DUTIES OF GENERAL PARTNER. Section 6.1 of the Partnership Agreement is hereby amended by replacing the first sentence thereof with the following:

         "Subject to the other provisions of this Agreement, the General Partner shall conduct, direct and manage all activities of the Partnership in a manner that the General Partner determines is in the best interest of the MLP."

         2. AMENDMENT RELATING TO REMOVAL OF GENERAL PARTNER. Section 12.2 of the Partnership Agreement is hereby amended by deleting Section 12.2 and replacing it with the following:

         "12.2 REMOVAL OF A GENERAL PARTNER.

            (a) A General Partner shall be removed if such General Partner is removed as a general partner of the MLP pursuant to Section 13.2 of the MLP Agreement. Such removal shall be effective concurrently with the effectiveness of the removal of such General Partner as a general partner of the MLP pursuant to the terms of the MLP Agreement. If a successor General Partner is elected in connection with the removal of such General Partner as a general partner of the MLP, such successor General Partner shall, upon admission pursuant to Article XI, automatically become a successor General Partner of the Partnership. The admission of any such successor General Partner to the Partnership shall be subject to the provisions of Section 11.3


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            (b) A General Partner shall be removed if the MLP, in its sole discretion, approves the removal. Any action by the MLP to remove the General Partner as provided in this Section 12.2(b) must also provide for the election of a successor General Partner by the MLP. Removal of the General Partner shall be effective immediately following the admission of a successor General Partner pursuant to
            Article XI. The admission of any such successor General Partner to the Partnership shall be subject to the provisions of Section 11.3."

         3. AMENDMENT RELATING TO ABILITY OF GENERAL PARTNER TO AMEND THE PARTNERSHIP AGREEMENT. Section 14.1(b) of the Partnership Agreement is hereby amended to read as follows:

            "(b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement, other than any amendment that would eliminate the right of the MLP to remove and replace a General Partner, as provided in Section 12.2(b);"

         4. CAPITALIZED TERMS. Capitalized terms used but not defined herein are used as defined in the Partnership Agreement. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

                         GENERAL PARTNER:

                             EOTT ENERGY CORP.


                             By:   /s/ Michael D. Burke
                                -------------------------------------------
                                   Michael D. Burke
                                   President and Chief Executive Officer

                         LIMITED PARTNER:

                             The Limited Partner, pursuant to Powers of
                             Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner.

                             By:   EOTT Energy Corp.,
                                   General Partner, as attorney-in-fact for
                                   the Limited Partner pursuant to the
                                   Powers of Attorney granted pursuant to
                                   Section 1.4.

                                   By:  /s/ Michael D. Burke
                                      -------------------------------------
                                        Michael D. Burke
                                        President and Chief Executive Officer



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